As filed with the Securities and Exchange Commission on August 5, 2003 Registration No. 333-___
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HON INDUSTRIES Inc. (Exact Name of Registrant as Specified in Its Charter)
Iowa (State or Other Jurisdiction of Incorporation or Organization)	42-0617510 (I.R.S. Employer Indentification Number)
414 East Third Street P.O. Box 1109 Muscatine, IA 52761-0071 563/264-7400 (Address and Telephone Number of Principal Executive Offices)
Hearth & Home Technologies Inc. Retirement Plan (Full Title of the Plan)

James I. Johnson, Esq.
Vice President, General Counsel and Secretary
HON INDUSTRIES Inc.
414 East Third Street
P.O. Box 1109
Muscatine, IA 52761-0071
563/264-7186
(Name, Address, including Zip Code,
and Telephone Number, including Area Code,
of Agent for Service)

Amy E. Dahl, Esq. Gray, Plant, Mooty, Mooty & Bennett, P.A. 3400 City Center 33 South Sixth Street Minneapolis, MN 55402 (612) 343-2800

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $1.00 par value	2,000,000	$33.215	$66,430,000	$5,380.83

(1)

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares which may be offered or sold pursuant to the Hearth & Home Technologies Inc. Retirement Plan (the "Plan") as a result of the operation of the provisions in the MSPP intended to prevent dilution in the event of stock splits, consolidations or similar changes in capital stock.

(2)

Estimated solely for the purpose of determining the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of high and low sales prices of the shares of Common Stock, par value $1.00, of HON INDUSTRIES Inc., on the New York Stock Exchange on August 1, 2003.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

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INTRODUCTION

          This Registration Statement on Form S-8 is filed by HON INDUSTRIES Inc., an Iowa corporation (the "Company" or the "Registrant"), relating to the Hearth & Home Technologies Inc. Retirement Plan (the "Plan"). Employees of Hearth & Home Technologies Inc., an Iowa corporation and wholly owned subsidiary of the Company, may purchase shares of the Company's common stock, par value $1.00, through the Plan.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The Company and the Plan hereby incorporate by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a)     The Company's Annual Report on Form 10-K for the year ended December 28, 2002; and the Plan's Annual Report on Form 11-K for the year ended December 31, 2002, filed with the Commission on June 27, 2003.

          (b)     The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2003; the Company's Current Report on Form 8-K dated February 13, 2003, and filed with the Commission on February 13, 2003; and the Company's Current Report on Form 8-K dated March 29, 2003, and filed with the Commission on April 22, 2003.

          (c)     The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-14225) on June 12, 1998.

          All documents subsequently filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES. Not Applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As permitted by the Iowa Business Corporation Act ("IBCA"), the Company's Articles of Incorporation, as amended (the "Articles") provide that no director shall be personally liable to the Company or any shareholder for money damages for any action, or failure to take action, except for: (i) the amount of financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the Company or its shareholders; (iii) a violation of Section 490.8333 of the Iowa Business Corporation Act ("IBCA"), or (iv) an intentional violation of criminal law. While the Articles provide protection from awards for monetary damages for breaches of the duty of care, they do not eliminate the director's duty of care. Accordingly, the Articles will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care.

          In addition, the Company's By-laws provide that (i) an officer of the Company will not be liable as an officer of the Company or its shareholders for any decision to take or not to take action, or any failure to take any action, if the duties of the officer are performed in compliance with the standards of conduct for officers prescribed in the IBCA; and (ii) that the Company may indemnify a director or officer of the Company who is a party to a proceeding against liability incurred by such director or officer in the proceeding to the maximum extent permitted by and in the manner prescribed by the IBCA, including the advancement of expenses.

          The Company's By-laws further provide that the Company may enter into indemnification agreements consistent with the IBCA with each director of the Company and with the officers of the Company that the Board of Directors of the Company deems appropriate. The Company has entered into agreements with its directors and with certain officers agreeing to indemnify them against certain liabilities to the fullest extent permitted under Iowa law. The Company also has director and officer liability insurance in the amount of $70,000,000, under which each director and each of certain officers of the Company is insured against certain liabilities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. Not Applicable.

ITEM 8. EXHIBITS.
Exhibit No.	Description
4.1 4.2 4.3 5 23.1 23.2 24.1 99

Articles of Incorporation of the Registrant, as Amended (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999 and the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 24, 2003).

By-laws of the Registrant (incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the year ended December 28, 2002).

Rights Agreement dated as of August 13, 1998, by and between the Registrant and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registration Statement on Form 8-A filed August 14, 1998, as amended by Form 8-A/A filed September 14, 1998, incorporated by reference to Exhibit 4.1 on Form 8-K filed August 10, 1998).

In lieu of an opinion of counsel or Internal Revenue Service ("IRS") determination on compliance with ERISA or Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it will cause the Hearth & Home Technologies Inc. Retirement Plan (the "Plan") and any amendment thereto to be submitted to the IRS in a timely manner and it will cause to be made all changes required by the IRS to qualify the Plan.

Consent of PricewaterhouseCoopers, LLP.

Consent of Deloitte & Touche LLP.

Power of Attorney.

Hearth & Home Technologies Inc. Retirement Plan.

ITEM 9. UNDERTAKINGS.

          (a)     The undersigned registrant hereby undertakes:

                    (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                              (i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

                              (ii)    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar amount would not exceed that which is registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                               (iii)   to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                     (2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3)     To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

          (b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to the Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muscatine, State of Iowa, on August 5, 2003.

HON INDUSTRIES Inc. By: /s/ Jack D. Michaels Jack D. Michaels Chairman and Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:
/s/ Jack D. Michaels Jack D. Michaels	Chairman and Chief Executive Officer (Principle Operating Officer)	August 5, 2003
/s/ Jerald K. Dittmer Jerald K. Dittmer	Vice President and Chief Financial Officer (Principle Accounting Officer)	August 5, 2003
/s/ Stanley A. Askren Stanley A. Askren	President and Director	August 5, 2003
* Gary M. Christensen	Director	August 5, 2003
* Cheryl A. Francis	Director	August 5, 2003
* Robert L. Katz	Director	August 5, 2003
* Dennis J. Martin	Director	August 5, 2003
* Joseph Scalzo	Director	August 5, 2003
* Abbie J. Smith	Director	August 5, 2003
* Richard H. Stanley	Director	August 5, 2003
* Brian E. Stern	Director	August 5, 2003
* Ronald V. Waters, III	Director	August 5, 2003

*          James I. Johnson, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated directors of the Registrant (constituting a majority of the directors) pursuant to a Power of Attorney filed with this Registration Statement as Exhibit 24.1.

August 5, 2003	By: /s/ James I. Johnson James I. Johnson Vice President, General Counsel and Secretary

          The Plan. Pursuant to the requirements of the Securities Act, the persons who administer the Hearth & Home Technologies Inc. Retirement Plan have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Muscatine, State of Iowa, on August 5, 2003.

Hearth & Home Technologies Inc. Retirement Plan By: /s/ Jerald K. Dittmer Chairman of the Fund Committee

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EXHIBIT INDEX
Exhibit No.	Description
4.1 4.2 4.3 5 23.1 23.2 24.1 99

Articles of Incorporation of the Registrant, as Amended (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999 and the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 24, 2003).

By-Laws of the Registrant (incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the year ended December 28, 2002).

Rights Agreement dated as of August 13, 1998, by and between the Registrant and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registration Statement on Form 8-A filed August 14, 1998, as amended by Form 8-A/A filed September 14, 1998, incorporated by reference to Exhibit 4.1 on Form 8-K filed August 10, 1998).

In lieu of an opinion of counsel or Internal Revenue Service ("IRS") determination on compliance with ERISA or Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it will cause the Hearth & Home Technologies Inc. Retirement Plan (the "Plan") and any amendment thereto to be submitted to the IRS in a timely manner and it will cause to be made all changes required by the IRS to qualify the Plan.

Consent of PricewaterhouseCoopers, LLP.

Consent of Deloitte & Touche LLP.

Power of Attorney.

Hearth & Home Technologies Inc. Retirement Plan.

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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 31, 2003 relating to the financial statements and financial statement schedule of HON INDUSTRIES Inc., which appears in HON INDUSTRIES Inc.'s Annual Report on Form 10-K for the year ended December 28, 2002.

PricewaterhouseCoopers LLP
Chicago, Illinois

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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

HON INDUSTRIES Inc.

We consent to the incorporation by reference in this Registration Statement of HON INDUSTRIES Inc. on Form S-8 of our report dated June 24, 2003, appearing in the Annual Report on Form 11-K of Hearth & Home Technologies Inc. Retirement Plan for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
Davenport, Iowa
August 1, 2003

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EXHIBIT 24.1

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Jack D. Michaels, Stanley A. Askren, Jerald K. Dittmer and James I. Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement or Registrations Statements on Form S-8 pursuant to the Securities Act of 1933, as amended, concerning certain shares of common stock, par value $1.00, of HON INDUSTRIES Inc., an Iowa corporation (the "Company") and any and all amendments (including post-effective amendments) to such Registration Statement(s) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates set forth below.

Signature	Title	Date
/s/ Jack D. Michaels Jack D. Michaels	Chairman and Chief Executive Officer (Principle Executive Officer)	August 4, 2003
/s/ Jerald K. Dittmer Jerald K. Dittmer	Vice President and Chief Financial Officer (Principle Accounting Officer)	August 4, 2003
/s/ Stanley A. Askren Stanley A. Askren	President and Director	August 4, 2003
/s/ Gary M. Christensen Gary M. Christensen	Director	August 4, 2003
/s/ Cheryl A. Francis Cheryl A. Francis	Director	August 4, 2003
/s/ Robert L. Katz Robert L. Katz	Director	August 4, 2003
/s/ Dennis J. Martin Dennis J. Martin	Director	August 4, 2003
/s/ Joseph Scalzo Joseph Scalzo	Director	August 4, 2003
/s/ Abbie J. Smith Abbie J. Smith	Director	August 4, 2003
/s/ Richard H. Stanley Richard H. Stanley	Director	August 4, 2003
/s/ Brian E. Stern Brian E. Stern	Director	August 4, 2003
/s/ Ronald V. Waters, III Ronald V. Waters, III	Director	August 4, 2003